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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 TRITON ENERGY CORPORATION
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                (Name of Registrant as Specified In Its Charter)
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies: (i) Class A ordinary shares, par value $.01 per share, of Triton Energy Limited, Class B ordinary shares, par value $.01 per share, of Triton Energy Limited and 1/10th of a share of preferred stock, par value $.01 per share, of Triton Energy Corporation, to be issued in connection with the transaction and (ii) Common Stock, par value $1.00 per share of Triton Energy Corporation ("Triton Delaware Common Stock"), to be acquired by Triton Energy Limited in the transaction.
     2) Aggregate number of securities to which transaction applies: 35,899,958 being the maximum number of shares of Triton Delaware Common Stock to be acquired by Triton Energy Limited in the transaction.
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The per unit price of each share of Triton Delaware Common Stock is $53.438 (the average high and low price of such stock on the New York Stock Exchange, Inc. Composite Transaction Tape on December 19, 1995). The filing fee of $383,684.39 is calculated in accordance with Rule 0-11(c)(1) under the Exchange Act as one-fiftieth of one percent of the product of $35,899,958 shares to be acquired in the transaction and $53.438.
     4) Proposed maximum aggregate value of transaction: $1,918,421,956.00.
     5) Total fee paid: $383,684.39.
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
     Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------
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                              QUESTIONS & ANSWERS
                         ABOUT TRITON'S REORGANIZATION

CORPORATE MOTIVATION/TAX ISSUES

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 1)   Q:  Why is Triton undertaking the reorganization at this time?
      A: We believe that undertaking the reorganization now will enhance shareholder value because it will increase the net present value (after taxes) of the Company. The longer we wait to relocate offshore, the less we believe the benefit will be.

 2)   Q:  Why reincorporate Triton in the Cayman Islands?
      A: The Cayman Islands is stable and nearby, and is a commonly used and understood no-tax regime. The Cayman Islands also have a well-defined legal system that is based on British Common Law. Several Cayman-chartered companies are listed on the New York Stock Exchange, evidence that these companies have been widely accepted by the investment community.

 3) Q: If this reorganization is such a great idea, why haven't many other U.S. companies done it?
      A: Triton, unlike most U.S. companies, conducts substantially all of its business outside the U.S. and, therefore, derives its income from foreign operations. By moving offshore now, when Triton is embarking on what we believe is a period of substantial growth, the Company can capture the benefits of an offshore reorganization.

OPERATIONS

 4) Q: Will there be any significant changes in the way Triton is run after the reorganization?
      A: No. Triton's strategy will continue to be to increase shareholder value through the discovery of significant oil and gas reserves. There will be no change in the management or operations of the Company as a result of the move offshore.

 5) Q: Will ownership of the Cusiana and Cupiagua fields be moved to Triton Cayman?
      A: No. These fields are Triton's largest and most-developed properties. Triton's net operating loss carry forwards (NOLs) and U.S. foreign tax credits are expected to eliminate, in large part, U.S. corporate income taxes on the Company's Cusiana and Cupiagua operations. Moreover, a subsequent sale of the ownership in Cusiana and Cupiagua fields may be structured so as to not be subject to U.S. capital-gains taxes.

SHAREHOLDER/TRADING/INDIVIDUALS' TAXES

 6)   Q:  Why did Triton create an Equity Unit in addition to Class A shares?
      A: The Equity Unit has been provided as an alternative for shareholders who want to retain an equity interest in Triton that provides certain preferences and for those holders with a low cost basis, to defer taxes until such time as the Equity Units are sold by the shareholder or purchased by Triton Delaware or Triton Cayman. Triton will receive opinions from its special tax counsel that it is more likely than not that the receipt of the Preferred Stock component of the Equity Units will not be a taxable transaction, although there can be no assurance that the IRS or the courts will agree.

 7) Q: Is the income from exchanging my shares for either Class A shares or the Equity Units treated as a capital gain or as ordinary income?
      A: For most individual holders, the income will be treated as capital gain with the tax rate depending on their holding period. For currently non-taxable holders (such as IRAs, pension funds and 401(k) plans), the reorganization will generally not trigger recognition of taxable gain.
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 8)   Q:  Will there be a change  in the cost basis  of my securities after  the reorganization?
      A: Generally, for shareholders who are taxed on the reorganization, the basis of the Class A Shares and Class B Shares (included in the Equity Units) with respect to which gain is recognized will be the fair market value of these securities at the effective time of the reorganization. There will be no change in basis for holders who realize a loss.

 9) Q: Will the holding period of my shares of Common Stock be counted toward the holding period (for determining short-term or long-term capital gain treatment on any future sale) for the securities received in the reorganization?
      A: Except for holders who realize a loss on the exchange, a new holding period for the Class A Shares and the Class B Shares included in the Equity Units will commence on the day after the reorganization. The holding period for the Preferred Stock included in the Equity Units should include the holding period of the Common Stock treated as exchanged for the Preferred Stock in the reorganization. In the case of holders realizing a loss, the holding period of their Class A Shares or Class B Shares, as the case may be, should include the holding period of the Common Stock exchanged therefor.

10) Q: If I choose the Equity Units, how much will I be likely to owe in taxes?
      A: This will depend, in part, on the relative values of the component parts of the Equity Units (i.e., the value of the one-tenth share of Preferred Stock and the Class B Share) at the effective time of the reorganization, which will be determined by Triton, based on the advice of our financial advisors. Triton will provide confirmation of its determination after the effective time of the reorganization. It is intended that most of an investor's gain will be deferred by acceptance of the Equity Units. However, no assurance can be given that the IRS will agree with Triton's valuations.

11) Q: If I opt to receive Class A shares or Equity Units, when will I owe taxes if I incur a gain?
      A: This will depend on the taxable year of the investor. For example, for most individual Triton shareholders on a calendar year, taxes would be due on this 1996 transaction in April 1997 (subject to the requirement to make quarterly estimated tax payments for certain taxpayers).

12) Q: If I am planning to sell my Triton shares during 1996, which option should I choose?
      A: Which option should be chosen is an individual decision that the Company believes may vary from holder to holder. However, the potential tax deferral available to shareholders choosing Equity Units would clearly not be a significant benefit to shareholders who plan to sell their shares in 1996.

13) Q: Will the Class A shares be listed and, if so, where and under what symbol?
      A: Class A shares will be listed on the New York Stock Exchange and will be traded under the symbol "OIL," the same stock symbol that Triton Energy Corporation is traded under today. Accordingly, Triton Cayman will be subject to the rules of the Exchange and the Securities and Exchange Commission.

14) Q: Will the Equity Units be listed and, if so, where and under what symbol?
      A: Assuming the minimum election number is reached, the Equity Units will be listed on the New York Stock Exchange and will be traded under the symbol "OIL.B."

15) Q: Will there be any differences in the trading liquidity of the Class A Shares and the Equity Units?
      A: There is currently no established trading market for the Class A Shares or the Equity Units, and there can be no assurance that an active market will develop. Because there will be significantly fewer Equity Units than Class A Shares, Triton expects that the market for Equity Units will be less liquid. There also can be no assurance about the market prices, or relative market prices, of the Class A Shares or Equity Units in the future.
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16)   Q:  Will there be  any change in  the way I  obtain stock quotes,  execute trades, etc?
      A: No. You will be able to perform these functions the same way you do now.

17) Q: Can I still vote in matters related to the new parent, Triton Energy Limited?
      A: Yes, both Class A and Equity Unit holders will be entitled to vote on these matters.

18) Q: If I opt to exchange my Triton shares for Class A shares, do I turn in my stock certificates?
      A: Turn in your stock certificates only if you choose the Equity Units. Please see instructions in the proxy statement for more detailed information.
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